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                                                                    EXHIBIT 4(J)

                             THE CHAPMAN FUNDS, INC.
                        CHAPMAN CAPITAL MANAGEMENT, INC.

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT


         THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the "Agreement") is executed as of March 17, 2000 by and among THE CHAPMAN FUNDS, INC. on behalf of The Chapman U.S. Treasury Money Fund, DEM Equity Fund, DEM Index Fund, DEM Multi-Manager Equity Fund, and DEM Multi-Manager Bond Fund, and CHAPMAN CAPITAL MANAGEMENT, INC.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Chapman Capital Management, Inc. will reimburse The Chapman Funds, Inc., on behalf of the following funds and classes, the annual expenses of such funds in excess of the percentage of average daily net assets set forth in the following table; provided however, that such expense limitations shall not include any waiver of advisory fees, custody fees, income tax preparation fees or other management fees:

----------------------------------------------------------------------------------------
                        Fund
----------------------------------------------------------------------------------------
The Chapman U.S. Treasury Money Fund                           0.53%
----------------------------------------------------------------------------------------
                                           Institutional Shares      Investor Shares
----------------------------------------------------------------------------------------
DEM Equity Fund                                    1.25%                  2.00%
----------------------------------------------------------------------------------------
DEM Index Fund                                     2.00%                  2.69%
----------------------------------------------------------------------------------------
DEM Multi-Manager Equity Fund                      2.00%                  3.00%
----------------------------------------------------------------------------------------
DEM Multi-Manager Bond Fund                        2.00%                  3.00%
----------------------------------------------------------------------------------------

2. The expense limitations/reimbursements set forth above shall remain in effect until December 31, 2009.

3. The expense limitations/reimbursements set forth above may be suspended or terminated solely by The Chapman Funds, Inc. in its sole discretion immediately upon notice to Chapman Capital Management, Inc.

4. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties and their


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affiliates, including but not limited to the Expense Limitation Agreemend dated
February 29, 2000, regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         IN WITNESS WHEREOF, each of The Chapman Funds, Inc. and Chapman Capital Management, Inc. has executed this Agreement as of the day and year first above written.

                                        THE CHAPMAN FUNDS, INC., on behalf
                                        of The Chapman U.S. Treasury Money Fund
                                        DEM Equity Fund, DEM Index Fund,
                                        DEM Multi-Manager Equity Fund and DEM
                                        Multi-Manager Bond Fund


                                        By:/s/ NATHAN A. CHAPMAN, JR.
                                          ---------------------------
                                        Name:  Nathan A. Chapman, Jr.,
                                        Title: President


CHAPMAN CAPITAL MANAGEMENT, INC.


By:/s/ NATHAN A. CHAPMAN, JR.
  ---------------------------
Name:  Nathan A. Chapman, Jr.
Title: President